                 REGISTRATION RIGHTS AGREEMENT


          THIS AGREEMENT is entered into as of November 30, 1995, by and between PCT HOLDINGS, INC., a Nevada corporation ("PCTH"), SEISMIC SAFETY PRODUCTS, INC., a Florida corporation ("Seller"), and the persons whose names are listed on the signature page of this Agreement, all of whom are shareholders of Seller as of the date of this Agreement (the "Shareholders").

                           RECITALS
                           --------

     A. PCTH, certain subsidiaries of PCTH, Seller, and certain affiliates of Seller have entered into an Asset Purchase
Agreement dated as of October 27, 1995 (the "Purchase
Agreement"), pursuant to which a subsidiary of PCTH is acquiring substantially all of the assets of Seller (the "Assets");

     B. A portion of the purchase price for the Assets is common stock, $.001 par value, of PCTH (the "PCTH Common Stock");
and

     C. The Purchase Agreement provides for the execution of a registration rights agreement on the terms set forth herein, providing certain rights to Seller and the Shareholders.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

                           AGREEMENT
                           ---------

          1. Notice of Registration. If, at any time (but only once) within two years after the Closing (as defined in the Purchase Agreement), PCTH proposes to register any PCTH Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), except for registration on Form S-8 or any successor form with respect to compensation plans and except for registrations in connection with the acquisition by merger or otherwise of another public company (subject to the foregoing exceptions, a "Registered Offering"), PCTH will:

               (a) promptly give written notice of the proposed Registered Offering to Seller (if Seller has not previously been dissolved) and to each of the Shareholders who, at the time such notice is sent, holds of record any of the shares ("Registrable Shares") of PCTH Common Stock that were issued to Seller as part of the purchase price for the Assets (which notice shall include a list of the jurisdictions in which PCTH intends to attempt to qualify such securities under the applicable state laws regulating the offer and sale of securities (the "State Acts")); and

               (b) at the written request of Seller (if it holds of record any Registrable Shares) or any Shareholder who holds Registrable Shares, which notice must be provided to PCTH within 15 days after receipt of the notice referred to in Section 1(a), include in the Registered Offering (and any related qualification under applicable State Acts) and in any related underwriting, the Registrable Shares of Seller and any such Shareholder on an equal basis with other shareholders of PCTH, with expenses of such registration to be paid as provided in Section 4 below.

          2. Registration. In the event that PCTH receives a timely request for registration pursuant to Section 1(b), PCTH will use its best efforts to include in the Registered Offering the portion of the Registrable Shares that Seller and any Shareholders request to have included therein and to file post-effective amendments, apply for appropriate qualification under applicable State Acts and undertake appropriate compliance with applicable regulations issued under the 1933 Act. Notwithstanding the foregoing, PCTH shall not be obligated to effect, or to take any action to effect, any such Registered Offering.

          3. Underwriting. If the Registered Offering of which PCTH gives notice involves an underwriting, PCTH shall so advise Seller and the Shareholders as part of the written notice given pursuant to Section 1(a). In such event, Seller's and the Shareholders' rights to registration pursuant to Section 2 shall be conditioned upon their participation in such underwriting. Seller, the Shareholders, and PCTH (and any other shareholders proposing to distribute their shares of PCTH Common Stock through such underwriting) shall enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by PCTH. Notwithstanding any other provisions of this Agreement, if the representatives of the underwriter or underwriters determine that marketing factors make it advisable to impose a limitation on the number of shares to be underwritten, the number of shares that may be included in the Registered Offering on behalf of Seller, the Shareholders, or any other shareholders proposing to distribute their shares of PCTH Common Stock through such underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of securities that they had requested to be included. If Seller or any Shareholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by written notice to PCTH and the representatives of the underwriter or underwriters.

          4. Expenses of Registration. PCTH shall bear all reasonable registration expenses incurred in connection with any registration, qualification and compliance by PCTH pursuant to
Section 2. All underwriting discounts or commissions shall be borne by the holders of the securities so registered, pro rata on the basis of the number of their shares so registered.

          5. Registration Procedures. In the case of a registration effected by PCTH pursuant to Section 2, PCTH will keep Seller and the Shareholders advised in writing as to the initiation of the registration and as to the completion thereof.
In connection therewith, PCTH will:

               (a) to the extent allowed by the 1933 Act and the rules and regulations of the Securities and Exchange Commission, keep such registration effective for a period of 60 days or until Seller and the Shareholders have completed their distribution as described in the registration statement, whichever first occurs;

               (b)  furnish at its expense such number of
prospectuses and other documents incident thereto as Seller and the participating Shareholders from time to time may reasonably request; and

               (c) use its best efforts to register or qualify the Registrable Shares under the State Acts of such jurisdictions as the participating Shareholders may reasonably request;
provided however, that PCTH shall not be obligated to register or qualify Registrable Shares in any jurisdiction in which PCTH would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless PCTH is already subject to service in such jurisdiction and except as may be required by the 1933 Act or applicable rules or regulations thereunder.

          6.   Indemnification.

               (a) Indemnification by PCTH. PCTH, with respect to each registration or qualification effected pursuant to
Section 2, will defend, indemnify and hold harmless Seller and the Shareholders and each underwriter, if any, and each party controlling any such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other material document incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any violation by PCTH of the 1933 Act or any State Act or any rule or regulation thereunder applicable to PCTH and relating to an action or inaction required of PCTH in connection with any such registration, qualification or compliance. PCTH will reimburse Seller, the Shareholders, underwriters or control persons for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that PCTH will not be liable in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon information furnished to PCTH by Seller, the Shareholders or such underwriter or control person, as the case may be.

               (b) Indemnification by Shareholders. If Shares held by Seller or a Shareholder are included in the securities as to which a registration, qualification or compliance is being effected, Seller and such Shareholder will defend, indemnify and hold harmless PCTH, each of PCTH's officers and directors, each party controlling PCTH, each legal counsel and independent accountant of PCTH, each underwriter, if any, and each party controlling any such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact made by Seller or such Shareholder and contained in any registration statement, prospectus, offering circular or other material document incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) of a material fact by Seller or such Shareholder required to be stated therein or necessary to make the statements therein not misleading, and (iii) any violation by Seller or such Shareholder of the 1933 Act or any State Act or any rule or regulation thereunder applicable to him, her or it and relating to an action or inaction required in connection with any such registration, qualification or compliance. Seller and any such Shareholder will reimburse PCTH, such officers, directors, underwriters, control persons or others for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case only to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon information furnished to PCTH or its representatives by Seller or such Shareholder.

               (c) Notice of Claims. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party that allegedly is obligated hereunder to indemnify the Indemnified Party (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefore, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall by paid by the Indemnifying Party); and provided further that the failure of any Indemnified Party to give notice as provided in this Agreement shall not relieve the Indemnifying Party of its obligations under this Section 6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          7. Information from and Obligations of Seller and the Shareholders. Seller and each Shareholder whose Registrable Shares are included in a Registered Offering will furnish in writing to PCTH all information regarding themselves and the distribution proposed to be made by them as PCTH may request in writing and as may be required in connection with the registration, qualification or compliance contemplated in this Agreement. Without limiting the foregoing, Seller shall notify PCTH immediately upon distribution of any Registrable Shares to any of the Shareholders, which notice will include the number of Registrable Shares so distributed. Seller and each of the Shareholders shall have the burden of proving that Shares of PCTH Common Stock held by them are Registrable Shares.

          8. Stand-Off Agreement. No person who participates in a Registered Offering in accordance with this Agreement, if so requested by PCTH or an underwriter of securities of PCTH, will sell or otherwise transfer or dispose of any other securities of PCTH held by such person during the 180-day period following the effective date of a registration statement for such Registered Offering. PCTH may impose stop transfer instructions with respect to the securities subject to the restriction in this section until the end of the 180-day period.

          9. Dissolution of Seller. In the event that Seller is dissolved or its corporate existence is terminated under applicable law, or if for any reason Seller no longer holds any Registrable Shares, any obligations of PCTH with respect to Seller described in this Agreement shall be automatically terminated, without requiring any action on the part of PCTH, on the effective date of such dissolution or termination or on the first date on which Seller ceases to hold Registrable Shares.

          10.  Miscellaneous.

               (a) Waiver or Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by either party herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) Amendment of Agreement. This Agreement may be amended with respect to any provision contained herein by a written instrument duly executed on behalf of each party hereto.

               (c)  Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or three days after deposited in the United States mail, first-class, postage prepaid, or upon confirmed facsimile transmission, addressed to the respective parties hereto as follows:

     If to PCTH:
     ----------

          PCT Holdings, Inc.
          434 Olds Station Road
          Wenatchee, Washington  98801
          Attn.:    Donald A. Wright

          Telephone:      (509) 664-8000
          Facsimile:      (509) 664-6868

          with a copy to:

          Sheryl A. Symonds, Esq.
          Stoel Rives
          36th Floor, One Union Square
          600 University Street
          Seattle, Washington  98101-3197

          Telephone:      (206) 386-7611
          Facsimile:      (206) 386-7500

     If to Seller:
     ------------

          c/o Bob McGill
          2174 Kent Ave. W.
          Clearwater, Florida  34624

          Telephone:  (813) 539-1468

If to any of the Shareholders, to the address or number shown next to their name on the signature pages of this Agreement; or to such other address as any party hereto may designate by like notice to the other parties hereto.

               (d)  No Assignment.  Neither Seller nor any
Shareholder may transfer any rights granted pursuant to this Agreement to any third party.

               (e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart.

               (f) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of PCTH, Seller, the Shareholders, and their representatives, successors, and permitted assigns, in accordance with the terms hereof.

               (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to registration rights and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

               (h)  Governing Law.  This Agreement and its
validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of Washington.

               (i) Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

               (j) Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date and year first above written.

                         PCTH:

                         PCT HOLDINGS, INC., a Nevada corporation


                         By /s/ DONALD A. WRIGHT
                            ------------------------------------
                              Its President

                         SELLER:

                         SEISMIC SAFETY PRODUCTS, INC., a
                         Florida corporation


                         By /s/ ROBERT L. MCGILL
                            ------------------------------------
                              Its President

                         SHAREHOLDERS:


                         /s/ ELENA F. MCGILL
                         ---------------------------------------
                         Elena F. McGill
                         520 Ivy Street
                         Glendale, California  91204


                         ---------------------------------------
                         Leopoldo V. Abis
                         88 H. Viola Street
                         sQuezon City, Phillipines

                         /s/ ADOLPINO B. AGUAYON
                         ---------------------------------------
                         Adolpino B. Aguayon
                         3252 Terzilla Place
                         Los Angeles, CA  90065

                         /s/ OPHELIA AQUINO
                         ---------------------------------------
                         Ophelia Aquino
                         1827 Apex Avenue
                         Los Angeles, CA  90026

                         /s/ RICARDO P. AQUINO
                         ---------------------------------------
                         Ricardo P. Aquino
                         1827 Apex Avenue
                         Los Angeles, CA  90026

                         /s/ GEORGE H. BALDWIN
                         ---------------------------------------
                         George H. Baldwin
                         Box 30
                         Bridgeport, IL  62417


                         ---------------------------------------
                         Joseph L. Besnard
                         3063 Autumn Drive
                         Palm Harbor, FL  34683

                         /s/ BANDIPHAN BHANDHUKRAUI
                         ---------------------------------------
                         Bandiphan Bhandhukraui
                         8306 Wilshire Blvd., #184
                         Beverly Hills, CA  90211

                         /s/ VORAPAT CHARUSORN
                         ---------------------------------------
                         Vorapat Charusorn
                         16 Harcourt St., 9I
                         Boston, MA  02006

                         /s/ RALPH HAGUE
                         ---------------------------------------
                         Ralph Hague
                         633 Alhambra Rd. #901-02
                         Venice, FL  34285

                         /s/ BETTY MCGILL HENDRIX (ELIZABETH)
                         ---------------------------------------
                         Betty McGill Hendrix
                         2617 Cove Cay, #504
                         Clearwater, FL  34620

                         /s/ JAMES V. KENNEDY
                         ---------------------------------------
                         James V. Kennedy
                         112 Belle Glen Drive
                         Nashville, TN  37221

                         /s/ WADE L. KOHN
                         ---------------------------------------
                         Wade L. Kohn
                         2059 Arbor Drive
                         Clearwater, FL  34620

                         /s/ JERRY J. LEWIS
                         ---------------------------------------
                         Jerry J. Lewis
                         606 Hendrie Blvd.
                         Royal Oak, MI  48067

                         /s/ JAMES W. MALLEIS
                         ---------------------------------------
                         James W. Malleis, CPA
                         30345 Woodgate Lane
                         Southfield, MI  48076

                         /s/ JAMES C. MCGILL
                         ---------------------------------------
                         James C. McGill
                         c/o Elena McGill
                         520 Ivy Street
                         Glendale, CA  91024

                         /s/ JOE MCGILL
                         ---------------------------------------
                         Joe McGill
                         7837 Skyview Blvd.
                         Navarre, FL  32566

                         /s/ BARBARA MCGILL
                         ---------------------------------------
                         Barbara McGill
                         7837 Skyview Blvd.
                         Navarre, FL  32566

                         /s/ ROBERT L. MCGILL
                         ---------------------------------------
                         Robert L. McGill
                         2174 Kent Ave. West
                         Clearwater, FL  34624

                         /s/ WILLIAM MCGILL, SR.
                         ---------------------------------------
                         William McGill, Sr.
                         4444 West Cap Road
                         Whites Creek, TN  37189

                         /s/ ADELENA MCGILL
                         ---------------------------------------
                         Adelena McGill, Sr.
                         4444 West Cap Road
                         Whites Creek, TN  37189


                         ---------------------------------------
                         Elizabeth S. McNamara
                         603 L. Longview Road
                         Knoxville, TN  37919

                         /s/ JOHN P. MCNAMARA
                         ---------------------------------------
                         John P. McNamara
                         Route 1, Box 173-34 McCormick
                         Brewster, WA  98812

                         /s/ ALBERTO S. MORILLO, JR.
                         ---------------------------------------
                         Alberto S. Morillo, Jr.
                         36 M. Viola, Area 3, U.P.Campus
                         Quezon City, Phillipines

                         /s/ FURMAN G. O'NEAL
                         ---------------------------------------
                         Furman G. O'Neal
                         4780 Lickton Pike
                         Whites Creek, TN  37189

                         /s/ RONALD N.S. ROCZ
                         ---------------------------------------
                         Ronald N.S. Rocz
                         32400 Evergreen
                         Birmingham, MI 48025

                         /s/ LES SAFFIL
                         ---------------------------------------
                         Les Saffil
                         1505 Purdue Ave., Ste. 303
                         Los Angeles, CA  90025


                         ---------------------------------------
                         John H. Smith
                         1201 Davidson Street
                         Nashville, TN  37206

                         /s/ PAUL C. SMITH
                         ---------------------------------------
                         Paul C. Smith
                         45185 Waterpointe, #202
                         Ashburn, VA  20011

                         /s/ SUTHIPONGSE THATPHITHAKKUL
                         ---------------------------------------
                         Suthipongse Thatphithakkul
                         7514 Bellingham Ave.
                         North Hollywood, CA  91605

                         /s/ SUTIN THATPHITHAKKUL
                         ---------------------------------------
                         Sutin Thatphithakkul
                         7514 Bellingham Ave.
                         North Hollywood, CA 91605

                         /s/ LYRA V. THOMPKIN
                         ---------------------------------------
                         Lyra V. Thompkin
                         520 Ivy Street
                         Glendale, CA 91204

                         /s/ PERFECTO M. TOBIAS
                         ---------------------------------------
                         Perfecto M. Tobias
                         2 Duane Street
                         Irvine, CA  92720

                         /s/ WAYNE WARD
                         ---------------------------------------
                         Wayne Ward
                         2203 Humble Road
                         Missoula, MT  59801

                         /s/ MARY JANE WARD
                         ---------------------------------------
                         Mary Jane Ward
                         2203 Humble Road
                         Missoula, MT  59801